EXHIBIT C

FORTE INVESTMENT FUND, LLC

a Delaware limited liability company

SUBSCRIPTION AGREEMENT AND
POWER OF ATTORNEY

THE MEMBERSHIP INTERESTS IN A SERIES OF FORTE INVESTMENT FUND, LLC SUBJECT TO THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY (THE “SUBSCRIPTION AGREEMENT”) ARE SECURITIES WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH MEMBERSHIP INTERESTS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON AT ANY TIME IN: (A) THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH MEMBERSHIP INTERESTS UNDER THE ACT; OR (2) AN OPINION OF COUNSEL SATISFACTORY TO FORTE INVESTMENT FUND, LLC TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED; OR (B) A MANNER INCONSISTENT WITH THE TERMS OF THE MEMBERSHIP INTERESTS OR CERTIFICATE OF FORMATION OR LIMITED LIABILITY COMPANY OPERATING AGREEMENT, ALL OF WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE.

 The undersigned (“Purchaser”) hereby subscribes to become a holder (“Member”) of limited liability company membership interests in a series (“Membership Interests”) of the LLC designated on the signature page (the “Series”), a series of Forte Investment Fund, LLC, a Delaware series limited liability company (“Company” or “Forte”), and to purchase Membership Interests in the Series in the amount indicated above, all in accordance with the terms and conditions of this Subscription Agreement, the Certificate of Formation (the “Certificate”), Limited Liability Company Operating Agreement (“Operating Agreement”) of the Company, the Offering Circular dated August 28, 2024 (the “Offering Circular”), and the Series Offering Statement.

(a)         Company intends to offer Membership Interests through Company’s online investment platform; www.forteinvestmentfund.com (the “Forte Platform”). Through the use of Forte Platform, eligible investors may purchase Membership Interests, access account-related documentation, access other account-related functions and receive updates as applicable.

(b)         The Purchaser acknowledges and agrees that this subscription cannot be withdrawn, terminated, or revoked. The Purchaser agrees to become a Member of the Series and to be bound by all the terms and conditions of the Operating Agreement. This subscription shall be binding on the heirs, executors, administrators, successors and assigns of the Purchaser. This subscription is not transferable or assignable by the Purchaser, except as is provided in the Offering Circular or Subscription Agreement.

(c)          This subscription may be rejected as a whole, or in part, by Forte, in its sole and absolute discretion. If this subscription is rejected, the Purchaser’s funds shall be returned, to the extent of such rejection. This subscription shall be binding on Forte, only upon its acceptance of the same.

(d)         By executing this Subscription Agreement, a Purchaser: (a) makes certain representations and warranties upon which Forte Global Partners Inc., a Massachusetts corporation (“Manager”), will rely on in accepting Purchaser’s subscription funds; and (b) unconditionally and irrevocably agrees to purchase the Membership Interests in the amount shown above, and thereby makes a commitment to contribute capital in accordance with the terms set forth in this Subscription Agreement and the Operating Agreement.

(e)          Neither the execution nor the acceptance of this Subscription Agreement constitutes the Purchaser as a Member, shareholder, owner or creditor of the Company or the Series. If accepted by the Manager, the Purchaser’s capital contribution may be temporarily deposited into a non-interest bearing account (“Subscription Account”). While an Investor’s contribution is held in the Subscription Account, the Investor will not be considered a Member of the applicable Series, and the Investor’s contribution will not accrue any interest from the Series. An Investor shall become a Member of a Series when the Investor’s contribution is deposited into the Series’ operating account (“Operating Account”) from the Subscription Account. The Manager will transfer the Investor’s contribution from the Subscription Account into the Series’ Operating Account on a first in, first out basis when capital is needed by the Series (in the Manager’s sole and absolute discretion).

(f)           The Purchaser’s rights and responsibilities will be governed by the terms and conditions of this Subscription Agreement, Series Offering Statement, the Certificate, and the Operating Agreement.

(g)           If a Purchaser has not been admitted as a Member in the Series within Ninety (90) days of signing this Subscription Agreement and depositing funds into the Subscription Account, the Purchaser may send a written notice to the Manager asking the Manager to either admit Purchaser as a Member of the Series or return Purchaser’s funds and revoke the Subscription Agreement. Within Ten (10) business days of receipt of such written request from the Purchaser, Manager shall, in its sole and absolute discretion, either accept Purchaser as a Member and transfer Purchaser’s funds to the Series’ Operating Account, or return the Purchaser’s funds to the Purchaser and revoke the Subscription Agreement.

(h)           Notwithstanding the foregoing in this Section, the Manager may, in its sole discretion, waive or modify such admission requirements noted herein. Subscription Agreements are non-cancelable and irrevocable by the Investor and subscription funds are non-refundable for any reason, except with the express written consent of the Manager or as expressly set forth herein or in the Subscription Agreement.

(i)            The Purchaser agrees that the subscription for Membership Interests, or portions thereof, will become effective (subject to acceptance of the same by the Manager, in its sole and absolute discretion) following the transfer of the Investor’s capital contribution to the Operating Account, and the Manager accepts the Subscription Agreement, in its sole and absolute discretion.

(j)            The Purchaser agrees and acknowledges that the Purchaser will be designated to the specific Series agreed upon between the Purchaser and the Company, as noted Section 1 above. The Certificate of Formation and its Certificate of Registered Series of a Limited Liability Company indicates that the Company shall be entitled to designate Series of Membership Interests and that the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series thereof. The Purchaser of a Series shall be entitled to the benefits of the particular Series only and shall not be entitled to share in the profits, losses, allocations, or distributions of any other series of which they are not a member. Each Series so established shall have the terms, rights, fees, and conditions as set forth in the Series Offering Statement describing terms applicable to the specific Series. When referencing Forte in this Subscription Agreement or in the Operating Agreement, such reference generally includes Series unless the context otherwise states so.

2.             REPRESENTATIONS AND WARRANTIES BY THE PURCHASER. The Purchaser hereby represents, warrants, and agrees as follows:

(a)           Purchaser has received and read the Offering Circular and its Exhibits, including the Certificate and the terms and conditions of the Operating Agreement, and Purchaser is thoroughly familiar with the proposed business, operations, properties and financial condition of Forte. Purchaser has relied solely upon the Offering Circular and independent investigations made by Purchaser or Purchaser’s representative with respect to the investment in Membership Interests. No oral or written representations beyond the Offering Circular have been made or relied upon.

(b)           Purchaser has read and understands the Certificate and Operating Agreement and understands how Forte functions as a corporate entity. By purchasing the Membership Interests and executing this Subscription Agreement, Purchaser hereby agrees to the terms and provisions of the Certificate and the Operating Agreement.

(c)           Purchaser understands that Forte has limited or no financial and operating history. Purchaser has been furnished with such financial and other information concerning Forte, its management, and its business, as Purchaser considers necessary in connection with the investment in Membership Interests. Purchaser has been given the opportunity to discuss any questions and concerns with Forte.

(d)           Purchaser is purchasing Membership Interests for Purchaser’s own account (or for a trust if Purchaser is a trustee), for investment purposes and not with a view or intention to resell or distribute the same. Purchaser has no present intention, agreement, or arrangement to divide Purchaser’s participation with others or to resell, assign, transfer, or otherwise dispose of all or part of the Membership Interests.

(e)           Purchaser or Purchaser’s investment advisors have such knowledge and experience in financial and business matters that will enable Purchaser to utilize the information made available to evaluate the risks of the prospective investment and to make an informed investment decision. Purchaser has been advised to consult Purchaser’s own attorney concerning this investment and to consult with independent tax counsel regarding the tax considerations of investing in the Membership Interests and becoming a Member of Forte.

(f)            Purchaser has been advised that the Membership Interests have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under any State Securities Laws (the “Law”), on the ground, among others, that no distribution or public offering of the Membership Interests is to be effected and the Membership Interests will be issued by Forte in connection with a transaction that does not involve any public offering within the meaning of section 4(a)(2) of the Act or of the Law, under the respective rules and regulations of the Securities and Exchange Commission. Purchaser understands that the offering and sale of the Membership Interests is intended to be exempt from registration under the Securities Act, under Tier 2 of Regulation A, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement.

(g)           Purchaser has previously furnished Forte a completed Investor Questionnaire through the Forte Platform. All information which Purchaser has furnished in this Subscription Agreement and the Investor Questionnaire, concerning themselves/itself, financial position, and knowledge of financial and business matters is correct, current, and complete.

(h)           All information which Purchaser has furnished in this Subscription Agreement concerning Purchaser, Purchaser’s financial position, and Purchaser’s knowledge of financial and business matters is correct, current, true and complete.

3.             INVESTOR SUITABILITY STANDARDS. Forte intends to sell the Membership Interests to an unlimited number of “Qualified Purchaser” and to an unlimited number of “Accredited Investors” as defined by Rule 144A under the Securities Act of 1933. All Non-accredited investors who are not deemed “Accredited” must ensure that the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s net worth or annual income. To qualify as an Accredited Investor, an investor must meet any of the following:

(a)            Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution, as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of Five Million Dollars ($5,000,000); any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of Five Million Dollars ($5,000,000), or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b)           Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(c)           Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts, or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000);

(d)           Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(e)           Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent at the time of his or her purchase, exceeds One Million Dollars ($1,000,000) (excluding the value of such person’s primary residence);

(f)            Any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years, or joint income with that person’s spouse or spousal equivalent in excess of Three Hundred Thousand Dollars ($300,000) in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

(g)           Any trust, with total assets in excess of Five Million Dollars ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person, as described in § 230.506(B)(b)(2)(ii);

(h)           A natural person holding, and in good standing, of one or more professional certifications or designations or other credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

(i)            A natural person holding one or more professional certifications or designations administered by the Financial Regulatory Authority, Inc., and in good standing: the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), and Licensed Private Securities Offering Representative (Series 82);

(j)            A natural person who is considered a “knowledgeable employee” of a private fund as defined by Rule 3c-5(a)(4) under the Investment Company Act of 1940, including trustees and advisory board members, or person serving in a similar capacity of a fund relying on an exemption under Investment Company Act of 1940 Section 3(c)(1) or 3(c)(7), or an affiliated person of the fund that oversees the fund’s investments, and employees of the private fund (other than employees performing solely clerical, secretarial, or administrative functions);

(k)           Any family office, as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: with assets under management in excess of Five Million Dollars ($5,000,000), that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risk of the prospective investment;

(l)            Any family client, as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii);

(m)          Any entity not listed above which was not formed for the specific purpose of acquiring the securities offered, owning investments in excess of Five Million Dollars ($5,000,000); or

(n)           Any entity in which all of the equity owners are accredited investors.

4.            AGREEMENT TO REFRAIN FROM RESALE. The Purchaser agrees not to pledge, hypothecate, sell, transfer, assign or otherwise dispose of any Membership Interests, nor receive any consideration for Membership Interests from any person, unless and until prior to any such action:

(a)           A registration statement on a form appropriate for the purpose under the Act with respect to the Membership Interests proposed to be so disposed of shall be then effective and such disposition shall have been appropriately qualified in accordance with applicable securities laws; or

(b)           All of the following shall have occurred: (i) the Purchaser shall have furnished Forte with a detailed explanation of the proposed disposition, (ii) the Purchaser shall have furnished Forte with an opinion of the Purchaser’s counsel in form and substance satisfactory to Forte to the effect that such disposition will not require registration of such Membership Interests under the Act or qualification of such Membership Interests under any other securities law, and (iii) counsel for Forte shall have concurred in such opinion and Forte shall have advised the Purchaser in writing of such concurrence.

5.             POWER OF ATTORNEY.

(a)            The Purchaser irrevocably constitutes and appoints the Company with full power of substitution as their true and lawful attorney-in-fact and agent, to execute, acknowledge, verify, swear to, deliver, record, and file, in the Purchaser’s name or their assignee’s name, place, and stead, all instruments, documents, and certificates that may from time to time be required by the laws of the United States of America, the State of Delaware, and any other state in which the Company conducts or plans to conduct business, or any political subdivision or agency of the government, to effectuate, implement, and continue the valid existence of the Company, including, without limitation, the power of attorney and authority to execute, verify, swear to, acknowledge, deliver, record and file the following:

(i)             the Membership Interests, the Operating Agreement, the Certificate and all other instruments (including amendments thereto) that the Company deems appropriate to form, qualify or continue the Company as a limited liability company in the State of Delaware and all other jurisdictions in which the Company conducts or plans to conduct business;

(ii)            all instruments that the Company deems appropriate to reflect any amendment to the Certificate or Operating Agreement, or modification of the Company, made in accordance with the terms of the Certificate or Operating Agreement;

(iii)           a fictitious business name certificate and such other certificates and instruments as may be necessary under the fictitious or assumed name statute from time to time in effect in the State of Delaware and all other jurisdictions in which the Company conducts or plans to conduct business;

(iv)            all instruments relating to the admission of any additional Members or other shareholders, owners or creditors, whether secured or unsecured; and

(v)             all conveyances and other instruments that the Company deems appropriate to reflect the dissolution and termination of the Company pursuant to the terms of the Certificate and the Operating Agreement.

(b)           The power of attorney granted is a special power of attorney and shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the death, dissolution, bankruptcy, or legal disability of the Purchaser, and shall extend to the Purchaser’s heirs, successors, and assigns. The Purchaser agrees to be bound by any representations made by the Company acting in good faith under such power of attorney, and each Member waives any and all defenses that may be available to contest, negate, or disaffirm any action of the Company taken in good faith under such power of attorney.

6.             MISCELLANEOUS.

(a)          CHOICE OF LAWS: This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its choice of laws rules.

(b)          ENTIRE AGREEMENT: This Agreement, the Operating Agreement, and any side letters or similar agreements between the Member and the Manager, constitutes the full, complete, and final agreement of the Members between the Members and the Manager (as the Initial Member of the Company) and supersedes all prior written or oral agreements between the Members with respect to the Company. The Manager on its own behalf or on behalf of the Company, without the approval of any Members or any other person, may enter into a side letter or similar agreement to or with a Member which has the effect of establishing rights under, or altering or supplementing the terms of, this Agreement or of any Operating Agreement. The Member and the Manager agree hereto that any terms contained in a side letter or similar agreement to or with a Member shall govern with respect to such Member notwithstanding the provisions of this Subscription Agreement or any provisions in the Operating Agreement.

(c)          BINDING ARBITRATION: Any dispute, claim or controversy arising out of, relating to, in connection with or under this Subscription Agreement, or the breach or threatened breach thereof, will be resolved through confidential binding arbitration under the then prevailing rules of JAMS in the Middlesex County, state of Massachusetts (or as close thereto as possible, in the event that such venue is not available for the arbitration), and any party making a claim hereunder in whatever form hereby submits to jurisdiction and venue in that forum for any and all purposes. The decision of the arbitrator shall be final and judgment on any award thereupon may be entered in any court having jurisdiction thereof. This paragraph 6(c) shall not preclude either party from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

(d)          TERMINATION OF AGREEMENT: If this subscription is rejected by the Company, then this Subscription Agreement shall be null and void and of no further force and effect and no party shall have any rights against any other party hereunder and the Company shall promptly return the funds delivered with this Subscription Agreement.

(e)           TAXES. The discussion of the federal income tax considerations arising from investment in the Company and each Series, as set forth in the Offering Circular, is general in nature and the federal income tax considerations to the Purchaser of investment in the Membership Interests will depend on individual circumstances. The Offering Circular does not discuss state income tax considerations, which may apply to all or substantially all Purchasers. There can be no assurance that the Internal Revenue Code or the Regulations under the Code will not be amended in a manner adverse to the interests of the Purchaser or the Company.

(f)            DULY AUTHORIZED. If the Purchaser is a corporation, partnership, trust, or other entity, the individual(s) signing in its name is (are) duly authorized to execute and deliver this Subscription Agreement on behalf of such entity, and the purchase of the Membership Interests by such entity will not violate any law or agreement by which it is bound.

(g)           MEMBERSHIP INTERESTS WILL BE RESTRICTED SECURITIES. The Purchaser understands that the Membership Interests will be “restricted securities” as that term is defined in Rule 144 under the Act and, accordingly, that the Membership Interests must be held indefinitely unless they are subsequently registered under the Act and any other applicable securities law or exemptions from such registration is available. The Purchaser understands that the Company is under no obligation to register Membership Interests under the Act, to qualify Membership Interests under any federal or state securities law, or to comply with Regulation A or any other exemption under the Act or any other law.

(h)           MEMBERSHIP INTERESTS CONTAIN RESTRICTIVE LEGEND. Any documents or certificates issued to evidence ownership of the Membership Interests will bear restrictive legends notifying prospective purchasers of the transfer restrictions set forth above, and the Company will not permit transfer of any Membership Interests on the books of the Company in violation of such restrictions.

(i)            SUCCESSORS. The representations, warranties and agreements contained in this Subscription Agreement shall be binding on the Purchaser’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers. If the Purchaser is more than one person, the obligations of all of them shall be joint and several, and the representations and warranties contained herein shall be deemed to be made by, and to be binding upon, each such person and their heirs, executors, administrators, successors, and assigns.

(j)            ELECTRONIC SIGNATURE. This Subscription Agreement may hereby be executed and delivered in counterparts by electronic signature with the same effect as if the parties executing the counterparts had all executed one counterpart. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., clicking “I agree” or use of www.forteinvestmentfund.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Each party consents and agrees that its electronic signature meets the requirements of an original signature as if actually signed by such party in writing. Further, each party agrees that no certification authority or other third-party verification is necessary to the enforceability of its signature. No party hereto may raise the use of an electronic signature as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

(k)           INDEMNIFICATION. The Purchaser shall indemnify and defend the Company and its directors and officers from and against any and all liability, damage, cost, or expense (including attorneys’ fees) arising out of or in connection with:

(i)            Any inaccuracy in, or breach of, any of the Purchaser’s declarations, representations, warranties or covenants set forth in this document or any other document or writing delivered to Forte;

(ii)          Any disposition by the Purchaser of any Membership Interests in violation of this Agreement, the Certificate or the Operating Agreement, or any applicable law; or

(iii)         Any action, suit, proceeding or arbitration, whether threatened, pending or actual, alleging any of the foregoing.

7.             FURTHER REPRESENTATIONS AND COVENANTS. Purchaser understands that the Company and the Manager will be relying on the accuracy and completeness of the statements and responses contained in this Subscription Agreement. Purchaser represents, warrants, and covenants to the Company and the Manager as follows:

(a)           Purchaser’s statements and responses contained in this Subscription Agreement are complete and correct and may be relied on by the Company for the purpose of complying with all applicable security laws and to determine whether the Purchaser is a suitable investor.

(b)           Purchaser will notify the Company immediately of any material change in any statement or response made in this Subscription Agreement before acceptance by the Company of this subscription.

(c)           Purchaser has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment, or the Purchaser has consulted with professional advisors who have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of prospective investment.

(d)           Purchaser is able to bear the economic risk of an investment in the Membership Interests for an indefinite period of time and understand that an investment in the Membership Interests is illiquid and may result in a complete loss of such investment.

(e)           Purchaser understands and agrees that the Company is relying upon the truthfulness of the certification being made by Purchaser as to Purchaser’s status as an Accredited Investor or a Non-Accredited Investor that is not investing the greater of 10% of their net worth or annual income.

(f)            Purchaser agrees and understands that in making this investment, Purchaser: (a) must have sufficient knowledge and experience in such financial and business matters to be capable of evaluating the merits and risks of a purchase of the Membership Interests; or (b) must retain the services of an “Investment Advisor” (who may be an attorney, accountant, or other financial adviser unaffiliated with, and who is not compensated by, the Company or any affiliate or selling agent of the Company, directly or indirectly) for the purpose of aiding in the evaluation of this particular transaction.

[Signature Page to Subscription Agreement on Following Page]

FOR GOOD AND VALID CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, intending to be legally bound, has executed this Subscription Agreement on the date below.

BY PURCHASING MEMBERSHIP INTERESTS AND EXECUTING THIS SUBSCRIPTION AGREEMENT, EACH PURCHASER HEREBY AGREES, UPON ACCEPTANCE BY FORTE, TO BE LEGALLY BOUND BY THE TERMS OF THE OPERATING AGREEMENT, THE SUBSCRIPTION AGREEMENT, AND OFFERING CIRCULAR.

SUBSCRIPTION:

Amount of Investment: ________________________________________________________________

Shares of Investment: ________________________________________________________________

Series Name: ______________________________________________________________

Signature of Purchaser: ______________________________________________________________

Print Name of Purchaser: ______________________________________________________________

Date: _______________________

ACCEPTANCE: (NOT VALID UNTIL ACCEPTED BY MANAGER)

Forte has accepted this Subscription Agreement as of the date below, by the signature of a duly authorized representative of the Manager of the Company.

FORTE INVESTMENT FUND, LLC, a Delaware series limited liability company

By:	FORTE PARTNERS GLOBAL INC.,
a Massachusetts corporation
Its Manager

By:
	Name:	Shauzab H. Ladha
	Title:	President